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                                                                      Exhibit 15


                          LETTER RE UNAUDITED INTERIM

                             FINANCIAL INFORMATION

                              ------------------


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     Re:  BEC Energy Amended Registration on Form S-3

     We are aware that our report dated April 23, 1998 on our review of the interim financial information of Boston Edison Company as of March 31, 1998 and for the quarter then ended, included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

                          /s/ Coopers & Lybrand L.L.P.
                          ----------------------------

                      COOPERS & LYBRAND L.L.P.


June 16, 1998